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                                                                    EXHIBIT 10.1


           TERMS AND CONDITIONS REGARDING THE GRANT OF OPTIONS IN LIEU
                OF CASH DIRECTORS FEES TO NON-EMPLOYEE DIRECTORS
                                      UNDER
                           2003 EQUITY INCENTIVE PLAN
                                       OF
                                  MANPOWER INC.

                                FEBRUARY 18, 2003

         1.   DEFINITIONS

         Unless the context otherwise requires, the following terms shall have the meanings set forth below:

         (a) An "Election Date" shall mean the date of the Director's initial appointment to the Board of Directors and thereafter November 5 of any year.

         (b) An "Election Period" shall mean the period beginning November 5, 2001, and ending November 4, 2006, or a subsequent period of five years beginning on the day following the end of the prior Election Period.

         (c) "Option" shall mean a Nonstatutory Stock Option granted under the Equity Plan.

         (d) "Equity Plan" shall mean the 2003 Equity Incentive Plan of the Company.

         (e) "Retirement" shall mean a Director's termination of membership on the Board of Directors at a time when (1) the Director is age 60 or older and has served at least five years on the Board of Directors, or (2) the Director has served at least ten years on the Board of Directors.

         Any capitalized terms used below which are not otherwise defined above will have the meanings assigned to them in the Equity Plan.

         2.   RIGHT TO ELECT OPTIONS.

         (a) Elective Options. A Director may elect to receive, in lieu of all cash compensation to which he or she would otherwise be entitled as a Director (other than reimbursement for expenses), an Option granted in accordance with the following. The election shall cover a period of whole years (except as provided below) determined by the Director at the time of election beginning on any Election Date as of which no prior election is in effect under these Terms and Conditions (or similar election under the Procedures Governing the Grant of Options to Non-Employee Directors Under the 1994 Executive Stock Option and Restricted Stock Plan of the Company or under the Deferred Stock Plan of the Company), and ending no later than the expiration of the then current Election Period. If the Election Date is other than November 5 of any year, the first year covered by an election shall be a partial year beginning on the Election Date and ending on the next succeeding November 4, and the number of shares covered by the Option for this first partial year shall be prorated (rounded to the nearest whole

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share) based on the ratio of the number of days in such partial year to 365. The election to receive an Option in lieu of cash compensation must be made on or before the commencement of the period covered by the election, except that for an election made by a Director in connection with his or her initial appointment to the Board of Directors, the election may be made within the first 10 days following the date of such appointment. Notwithstanding the foregoing, no Director who is a resident of the United Kingdom shall be eligible to make an election hereunder but rather shall be required to receive an Option in lieu of cash compensation and, as such, treated as if he or she had made an election covering a period of five years effective beginning on each Election Date as of which no prior election is in effect. The Option will be for the following number of shares, subject to adjustment pursuant to Paragraph 2(b), below:

                             Years of Cash                                      Shares Covered
                          Compensation Waived                                     by Option
                          -------------------                                     ---------

                                   5                                                 50,000
                                   4                                                 40,000
                                   3                                                 30,000
                                   2                                                 20,000
                                   1                                                 10,000

Said election shall be in writing and delivered to the Secretary of the Company. The date of grant of the Option shall be the date on which the period covered by the election begins. The Company shall effect the granting of Options under these Terms and Conditions by the execution of Option Agreements. Instead of electing to receive an Option in lieu of all cash compensation as provided above, a Director may make such election for only 75 percent or 50 percent of such cash compensation. In such event, the Option will be for 75 percent or 50 percent, respectively, of the number of shares otherwise provided above, again subject to adjustment pursuant to Paragraph 2(b), below.

         (b) Adjustment Based on Changes in the Market Price of Shares. For any Option granted pursuant to Paragraph 2(a) after November 5, 2001, each of the numbers in the schedule in Paragraph 2(a), above, under "Shares Covered by Option" shall be adjusted, in accordance with the following formula, to equal the value of X, where

         X  =     Number shown in schedule  x  $28.38
                  -------------------------------------------------------------------------
                  Market Price on the business day immediately proceeding the date of grant

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         3.   OPTIONS:  GENERAL PROVISIONS

         (a) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to these Terms and Conditions shall be equal to one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

         (b) Exercise Period. The following shall apply for Options granted pursuant to these Terms and Conditions:

                  (1) An Option shall not initially be exercisable. On November 5 of each year following the date of grant of an Option, the Option shall become exercisable as to a number of shares equal to that number attributable to a period of one year under the Option. Notwithstanding the foregoing sentence, if an election covers a partial year as provided in Paragraph 2(a), above, then with respect to the number of shares attributable to that partial year the Option shall become exercisable on the later of the November 5 following the date of grant or the day that is six months after the date of grant, and thereafter the foregoing sentence shall apply to the Option.

                  (2) Upon termination of a Director's tenure as a Director, any portion of an Option which has not become exercisable shall lapse except as follows:

                           (A) The Option shall become immediately exercisable
                  as to a prorated number of Shares based on the time served during the one-year period (or partial-year period, if applicable) indicated in Paragraph 3(b)(1), above, in which termination occurs; provided, however, that for this purpose, any Director whose term expires in any year who does not stand for election at the Annual Meeting of Shareholders that year but continues to serve until the date of such meeting will be treated as if he or she had served through November 4 of such year.

                           (B) Upon the death or Disability of a Director, each
                  Option of such Director shall become immediately exercisable as to 100% of the Shares covered thereby.

                  (3) Upon the occurrence of a Triggering Event, each Option outstanding under these Terms and Conditions shall become immediately exercisable as to 100% of the Shares covered thereby.

                  (4) Once any portion of an Option becomes exercisable, it shall remain exercisable until the earlier of (A) ten years after the date of grant or (B) three years after the date the Director's membership on the Board of Directors terminates because of death or upon the Disability or Retirement of the Director, or three months after the date the Director's membership on the Board of Directors terminates in any other circumstances.


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         4.   APPLICATION OF PLAN.

         Except as otherwise provided in these Terms and Conditions, the Equity Plan shall apply to any Options granted pursuant to these Terms and Conditions.



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